Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Second Quarter Revenues, Up 51%
Second Quarter Operating Margin of 26% and Adjusted Operating Margin of 30%
Diluted EPS of $2.58 and Adjusted Diluted EPS Rose 45% to $3.24
___________________________________________________________________________

BROOMFIELD, COLORADO — August 4, 2022 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its second quarter 2022 financial results.

“I am very proud of our second quarter results,” said Andrew Rees, Chief Executive Officer. “I am particularly excited by record revenues for the Crocs Brand and the strong growth internationally. HEYDUDE continues to outperform our expectations and we now expect nearly $1 billion in pro forma revenues this year.”

“We have two incredibly strong brands that are well positioned to meet the needs of our core consumer with our value and comfort proposition. The consumer demand for both our brands is exceptional and we expect both brands to gain market share in this dynamic environment. We remain incredibly confident in our long term growth and our ability to generate best-in-class profitability.”

Second Quarter 2022 Highlights

•Consolidated revenues of $964.6 million increased 50.5%, or 55.6% on a constant currency basis, as compared to 2021.
•Crocs Brand record quarterly revenues of $732.2 million increased 14.3%, or 19.4% on a constant currency basis, as compared to 2021.
•HEYDUDE Brand revenues were $232.4 million for the second quarter of 2022, up approximately 96% compared to 2021.
•Crocs Brand digital sales grew 16.8%, or 20.8% on a constant currency basis, to represent 37.2% of Crocs Brand revenues versus 36.4% in prior year. HEYDUDE Brand digital penetration was 31.5% of HEYDUDE Brand revenues.
•Operating margin was 25.7% and adjusted operating margin was 30.1%.
•Diluted earnings per share was $2.58, a decrease as a result of a favorable, discrete impact of a tax legislation change in the prior year. Adjusted diluted earnings per share increased 45.3% to $3.24 compared to $2.23 in 2021.

Second Quarter 2022 Operating Results

Amounts referred to as “adjusted” or “non-GAAP” are non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

•Revenues were $964.6 million, an increase of 50.5% from the same period last year, or 55.6% on a constant currency basis. Direct-to-consumer (“DTC”), which includes retail and e-commerce, grew 22.8%, and wholesale grew 80.6%.
•Gross margin was 51.6% compared to 61.7% and adjusted gross margin was 55.2% compared to 61.8% in the same period last year. Adjusted gross margin excludes $35.1 million of costs, of which $34.3 million is a HEYDUDE inventory fair value step-up related to the acquisition. Crocs Brand gross margin was 57.7%, 400 basis points lower than prior year driven primarily by 445 basis points of freight headwinds, including 340 basis points of air freight, and 105 basis points of currency, partially offset by increased prices and product mix.
•Selling, general, and administrative expenses (“SG&A”) of $249.8 million increased from $199.9 million in the same period last year, and SG&A as a percent of revenues improved to 25.9% from 31.2% in prior year. Adjusted SG&A improved to 25.1% of revenues versus 31.2% for the same period last year. Adjusted SG&A excludes $7.5 million of costs, primarily related to the HEYDUDE integration.
•Income from operations increased 27.0% to $248.0 million and operating margin was 25.7% compared to 30.5% for the same period last year due to increased air freight and HEYDUDE acquisition and integration expenses. Adjusted income from operations rose 47.9% to $290.6 million and adjusted operating margin was 30.1%. Incremental air freight costs negatively impacted adjusted operating margin by 240 basis points and currency impacted by 80 basis points.
•Diluted earnings per share were $2.58, a decrease as a result of a favorable, discrete impact of a tax legislation change in the prior year. Adjusted diluted earnings per share increased 45.3% to $3.24 compared to $2.23 in 2021.

Second Quarter 2022 Brand Summary

•Crocs Brand: Revenues increased 14.3%, or 19.4% on a constant currency basis, to $732.2 million. Wholesale revenues increased 27.7%, or 35.2% on a constant currency basis. DTC comparable sales increased 7.5%.
◦North America revenues of $422.9 million increased 7.6%, or 7.8% on a constant currency basis.
◦Asia Pacific revenues of $148.9 million increased 17.4%, or 27.6% on a constant currency basis.
◦Europe, Middle East, Africa, and Latin America ("EMEALA") revenues of $160.4 million increased 32.8%, or 48.4% on a constant currency basis.
•HEYDUDE Brand: Revenues during the second quarter were $232.4 million. Wholesale revenues were $162.5 million and DTC revenues were $69.9 million.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $187.4 million as of June 30, 2022, compared to $213.2 million as of December 31, 2021.
•Inventories increased to $501.5 million as of June 30, 2022, compared to $213.5 million as of December 31, 2021 and $209.1 million as of June 30, 2021. This increase was driven primarily by the addition of HEYDUDE and increased in transit inventory for the Crocs Brand.
•Capital expenditures during the six months ended June 30, 2022 were $56.7 million, compared to $21.3 million for the same period last year.
•Borrowings were $2.77 billion as of June 30, 2022 compared to $771.4 million as of December 31, 2021, an increase driven primarily by borrowings used to finance a portion of the HEYDUDE acquisition. Our liquidity position remains strong with $187.4 million in cash and cash equivalents and $475.8 million in available borrowing capacity as of June 30, 2022.

Financial Outlook
Full Year 2022
With respect to 2022, we expect:
•Consolidated revenues to be approximately $3.395 to $3.505 billion, representing growth between 47% and 52% compared to 2021.
◦Crocs Brand revenues to be $2.545 to $2.615 billion, implying approximately 14% to 17% growth on a constant currency basis, and 10% to 13% growth on a reported basis.
◦Revenues for the HEYDUDE Brand to be approximately $850 to $890 million on a reported basis, implying $940 to $980 million, including the period of time prior to the closing of the acquisition.
•Gross margin to still include $75 million of air freight in 2022.

•Adjusted operating income of approximately $880 to $945 million and adjusted operating margin to still be approximately 26% to 27%. This excludes non-GAAP adjustments primarily related to the HEYDUDE acquisition and integration of $75 million in cost of sales and $55 million in SG&A.
•GAAP tax rate still of approximately 25% and non-GAAP effective tax rate still of approximately 22%.
•Adjusted diluted earnings per share to now be between $9.50 and $10.30.
•Capital expenditures to still be approximately $170 to $200 million, primarily for supply chain investments to support growth.
•Gross leverage to still be below 2.0x by mid-year 2023 following strong earnings and cash flow expectations for 2022.

Third Quarter 2022
With respect to the third quarter of 2022, we expect:
•Consolidated revenues to be approximately $915 to $955 million, implying approximately 46% to 53% growth compared to third quarter 2021 revenues of $626 million.
◦Crocs Brand revenues to be $680 to $700 million, implying approximately 15% to 18% growth on a constant currency basis, and 9% to 12% growth on a reported basis.
◦HEYDUDE Brand revenues of approximately $235 to $255 million.
•Adjusted operating margin of approximately 25% to 26%, including approximately $15 million impact from air freight and excluding non-GAAP adjustments of $10 million in SG&A primarily related to the HEYDUDE integration.

Conference Call Information

A conference call to discuss second quarter 2022 results is scheduled for today, Thursday, August 4, 2022, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through August 4, 2023 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. please visit investors.crocs.com. To learn more about our brands, please visit www.crocs.com or www.heydudeshoesusa.com or follow @Crocs or @heydudeshoes on Facebook, Instagram and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share and capital expenditures, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding full year and third quarter 2022 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$964,581	$640,773	$1,624,729	$1,100,871
Cost of sales	466,848	245,592	802,072	452,471
Gross profit	497,733	395,181	822,657	648,400
Selling, general and administrative expenses	249,769	199,859	456,016	328,392
Income from operations	247,964	195,322	366,641	320,008
Foreign currency losses, net	(1,202)	(117)	(722)	(621)
Interest income	86	71	188	98
Interest expense	(32,963)	(4,712)	(52,215)	(6,344)
Other income (expense), net	419	2	(528)	13
Income before income taxes	214,304	190,566	313,364	313,154
Income tax expense (benefit)	53,989	(128,388)	80,289	(104,198)
Net income	$160,315	$318,954	$233,075	$417,352
Net income per common share:
Basic	$2.60	$5.02	$3.84	$6.47
Diluted	$2.58	$4.93	$3.79	$6.35
Weighted average common shares outstanding:
Basic	61,590	63,595	60,712	64,526
Diluted	62,236	64,640	61,571	65,744

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net income	$160,315	$318,954	$233,075	$417,352
Denominator:
Weighted average common shares outstanding - basic	61,590	63,595	60,712	64,526
Plus: Dilutive effect of stock options and unvested restricted stock units	646	1,045	859	1,218
Weighted average common shares outstanding - diluted	62,236	64,640	61,571	65,744

Net income per common share:
Basic	$2.60	$5.02	$3.84	$6.47
Diluted	$2.58	$4.93	$3.79	$6.35

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$187,352	$213,197
Restricted cash - current	32	65
Accounts receivable, net of allowances of $28,087 and $20,715, respectively	423,490	182,629
Inventories	501,527	213,520
Income taxes receivable	2,223	22,301
Other receivables	16,742	12,252
Prepaid expenses and other assets	36,941	22,605
Total current assets	1,168,307	666,569
Property and equipment, net of accumulated depreciation and amortization of $89,009 and $83,745, respectively	140,278	108,398
Intangible assets, net of accumulated amortization of $116,500 and $108,167, respectively	1,804,067	28,802
Goodwill	714,143	1,600
Deferred tax assets, net	513,582	567,201
Restricted cash	3,187	3,663
Right-of-use assets	236,077	160,768
Other assets	7,001	8,067
Total assets	$4,586,642	$1,545,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$225,302	$162,145
Accrued expenses and other liabilities	242,754	166,887
Income taxes payable	58,702	16,279
Current borrowings	25,403	—
Current operating lease liabilities	49,983	42,932
Total current liabilities	602,144	388,243
Deferred tax liabilities, net	312,821	—
Long-term income taxes payable	216,042	219,744
Long-term borrowings	2,743,507	771,390
Long-term operating lease liabilities	217,586	149,237
Other liabilities	2,577	2,372
Total liabilities	4,094,677	1,530,986
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 109.3 million and 105.9 million issued, 61.6 million and 58.3 million outstanding, respectively	109	106
Treasury stock, at cost, 47.7 million and 47.6 million shares, respectively	(1,690,780)	(1,684,262)
Additional paid-in capital	783,862	496,036
Retained earnings	1,512,115	1,279,040
Accumulated other comprehensive loss	(113,341)	(76,838)
Total stockholders’ equity	491,965	14,082
Total liabilities and stockholders’ equity	$4,586,642	$1,545,068

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$233,075	$417,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,754	15,749
Operating lease cost	30,887	29,758
Inventory donations	1,941	641
Recovery of doubtful accounts, net	(180)	(2,556)
Share-based compensation	17,575	19,348
Deferred income taxes	—	(176,862)
Other non-cash items	5,316	836
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(181,154)	(82,621)
Inventories	(121,452)	(36,099)
Prepaid expenses and other assets	(9,309)	(6,419)
Accounts payable, accrued expenses and other liabilities	85,091	75,520
Right-of-use assets and operating lease liabilities	(29,927)	(22,759)
Income taxes	36,127	10,478
Cash provided by operating activities	84,744	242,366
Cash flows from investing activities:
Purchases of property, equipment, and software	(56,744)	(21,329)
Acquisition of HEYDUDE, net of cash acquired	(2,040,265)	—
Other	(20)	6
Cash used in investing activities	(2,097,029)	(21,323)
Cash flows from financing activities:
Proceeds from notes issuance	—	350,000
Proceeds from borrowings	2,240,677	170,000
Repayments of borrowings	(195,000)	(305,000)
Deferred debt issuance costs	(51,395)	(8,961)
Repurchases of common stock	—	(350,000)
Repurchases of common stock for tax withholding	(6,756)	(11,619)
Other	95	236
Cash provided by (used in) financing activities	1,987,621	(155,344)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,690)	(1,793)
Net change in cash, cash equivalents, and restricted cash	(26,354)	63,906
Cash, cash equivalents, and restricted cash—beginning of period	216,925	139,273
Cash, cash equivalents, and restricted cash—end of period	$190,571	$203,179

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP operating income,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and six months ended June 30, 2022, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$964,581	$640,773	$1,624,729	$1,100,871

GAAP cost of sales	$466,848	$245,592	$802,072	$452,471
Distribution centers (1)	(1,389)	(1,115)	(2,580)	(2,100)
HEYDUDE inventory fair value step-up (2)	(34,323)	—	(62,250)	—
Inventory reserve in Russia (3)	575	—	(1,225)	—
Total adjustments	(35,137)	(1,115)	(66,055)	(2,100)
Non-GAAP cost of sales	$431,711	$244,477	$736,017	$450,371

GAAP gross profit	$497,733	$395,181	$822,657	$648,400
GAAP gross margin	51.6%	61.7%	50.6%	58.9%

Non-GAAP gross profit	$532,870	$396,296	$888,712	$650,500
Non-GAAP gross margin	55.2%	61.8%	54.7%	59.1%

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended June 30,
	2022	2021
	(in thousands)
GAAP Crocs Brand gross margin	57.7%	61.7%
Non-GAAP adjustments:
Distribution centers (1)	0.2%	0.1%
Inventory reserve in Russia (3)	less than (0.1)%	—%
Non-GAAP Crocs Brand gross margin	57.9%	61.8%

HEYDUDE Brand:

Three Months Ended June 30, 2022
(in thousands)
GAAP HEYDUDE Brand gross margin	32.4%
Non-GAAP adjustments:
Inventory fair value step-up (2)	14.7%
Non-GAAP HEYDUDE Brand gross margin	47.1%
(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents the net impact of an inventory reserve expense in our EMEALA segment associated with the continued shutdown of our direct operations in Russia.

Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$964,581	$640,773	$1,624,729	$1,100,871

GAAP selling, general and administrative expenses	$249,769	$199,859	$456,016	$328,392
HEYDUDE acquisition-related costs (1)	(5,741)	—	(26,342)	—
Impact of shutdown of Russia direct operations (2)	(570)	—	(5,837)	—
Duplicate headquarters rent (3)	(1,202)	—	(1,202)	—
Total adjustments	(7,513)	—	(33,381)	—
Non-GAAP selling, general and administrative expenses (4)	$242,256	$199,859	$422,635	$328,392

GAAP selling, general and administrative expenses as a percent of revenues	25.9%	31.2%	28.1%	29.8%
Non-GAAP selling, general and administrative expenses as a percent of revenues	25.1%	31.2%	26.0%	29.8%
(1) Represents costs related to the acquisition and integration of HEYDUDE, including legal, professional, consulting, and transaction fees.
(2) Represents various costs associated with the continued shutdown of our direct operations in Russia, including severance and lease exit costs and penalties.
(3) Represents duplicate rent costs associated with our upcoming move to a new headquarters.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$964,581	$640,773	$1,624,729	$1,100,871

GAAP income from operations	$247,964	$195,322	$366,641	$320,008
Non-GAAP cost of sales adjustments (1)	35,137	1,115	66,055	2,100
Non-GAAP selling, general and administrative expenses adjustments (2)	7,513	—	33,381	—
Non-GAAP income from operations	$290,614	$196,437	$466,077	$322,108

GAAP operating margin	25.7%	30.5%	22.6%	29.1%
Non-GAAP operating margin	30.1%	30.7%	28.7%	29.3%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
GAAP income from operations	$247,964	$195,322	$366,641	$320,008
GAAP income before income taxes	214,304	190,566	313,364	313,154

Non-GAAP income from operations (1)	$290,614	$196,437	$466,077	$322,108
GAAP non-operating income (expenses):
Foreign currency losses, net	(1,202)	(117)	(722)	(621)
Interest income	86	71	188	98
Interest expense	(32,963)	(4,712)	(52,215)	(6,344)
Other income (expense), net	419	2	(528)	13
Non-GAAP income before income taxes	$256,954	$191,681	$412,800	$315,254

GAAP income tax expense	$53,989	$(128,388)	$80,289	$(104,198)
Tax effect of non-GAAP operating adjustments	8,416	279	16,038	528
Impact of intra-entity IP transfers (2)	(6,799)	175,411	(9,906)	175,059
Non-GAAP income tax expense	$55,606	$47,302	$86,421	$71,389

GAAP effective income tax rate	25.2%	(67.4)%	25.6%	(33.3)%
Non-GAAP effective income tax rate	21.6%	24.7%	20.9%	22.6%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP net income per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Numerator:
GAAP net income	$160,315	$318,954	$233,075	$417,352
Non-GAAP cost of sales adjustments (1)	35,137	1,115	66,055	2,100
Non-GAAP selling, general and administrative expenses adjustments (2)	7,513	—	33,381	—
Tax effect of non-GAAP adjustments	(1,617)	(175,690)	(6,132)	(175,587)
Non-GAAP net income	$201,348	$144,379	$326,379	$243,865
Denominator:
GAAP weighted average common shares outstanding - basic	61,590	63,595	60,712	64,526
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	646	1,045	859	1,218
GAAP weighted average common shares outstanding - diluted	62,236	64,640	61,571	65,744

GAAP net income per common share:
Basic	$2.60	$5.02	$3.84	$6.47
Diluted	$2.58	$4.93	$3.79	$6.35

Non-GAAP net income per common share:
Basic	$3.27	$2.27	$5.38	$3.78
Diluted	$3.24	$2.23	$5.30	$3.71
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Third Quarter 2022:
	Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	24% to 25%
Non-GAAP adjustments, primarily associated with the HEYDUDE integration and duplicate rent (1)	1%
Non-GAAP operating margin	25% to 26%

Full Year 2022:
	Approximately:
	($ in millions, except per share data)
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin and operating income	22% to 23%	$750 to $815
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition (1)	4%	$130
Non-GAAP operating margin and operating income	26% to 27%	$880 to $945
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	25%
Non-GAAP adjustments associated with amortization of intellectual property (2)	(3)%
Non-GAAP effective tax rate	22%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$7.50 to $8.30
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition and amortization of intellectual property (1)(2)	$2.00
Non-GAAP diluted earnings per share	$9.50 to $10.30
(1) In the third quarter of 2022, we expect to incur $10 million in SG&A, primarily associated with HEYDUDE integration costs and duplicate rent associated with our upcoming move to a new headquarters. For the full year 2022, we expect to incur $55 million in SG&A, primarily associated with the HEYDUDE acquisition and integration, and a total $75 million in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of acquisition.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period and the tax impact of cost of sales and SG&A non-GAAP adjustments.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q2 2022-2021	YTD 2022-2021	Q2 2022-2021	YTD 2022-2021
	(in thousands)
Revenues:
North America (2)	$422,936	$393,152	$742,386	$660,419	7.6%	12.4%	7.8%	12.5%
Asia Pacific	148,889	126,834	244,737	209,426	17.4%	16.9%	27.6%	25.5%
EMEALA (2)	160,377	120,778	290,297	230,978	32.8%	25.7%	48.4%	38.0%
Brand corporate (2)	14	9	21	48	55.6%	(56.3)%	55.6%	(56.3)%
Crocs Brand revenues	732,216	640,773	1,277,441	1,100,871	14.3%	16.0%	19.4%	20.3%
HEYDUDE Brand revenues (3)	232,365	—	347,288	—	—%	—%	—%	—%
Total consolidated revenues	$964,581	$640,773	$1,624,729	$1,100,871	50.5%	47.6%	55.6%	51.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) In the first quarter of 2022, certain changes were made related to our segment composition. As a result of these changes, the previously reported amounts for revenues for the three and six months ended June 30, 2021 have been revised to conform to current period presentation. Refer to our 10-Q for the quarterly period ended June 30, 2022 for the impacts of these changes.
(3) We acquired HEYDUDE on February 17, 2022 and added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the partial period beginning on February 17, 2022 through June 30, 2022 (the “Partial Period”), and there are no comparative amounts for the three and six months ended June 30, 2021.

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q2 2022-2021	YTD 2022-2021	Q2 2022-2021	YTD 2022-2021
	(in thousands)
Crocs Brand:
Wholesale	$392,511	$307,327	$736,768	$597,366	27.7%	23.3%	35.2%	29.2%
Direct-to-consumer	339,705	333,446	540,673	503,505	1.9%	7.4%	4.8%	9.8%
Total Crocs Brand	732,216	640,773	1,277,441	1,100,871	14.3%	16.0%	19.4%	20.3%
HEYDUDE Brand:
Wholesale	162,499	—	249,418	—	—%	—%	—%	—%
Direct-to-consumer	69,866	—	97,870	—	—%	—%	—%	—%
Total HEYDUDE Brand	232,365	—	347,288	—	—%	—%	—%	—%
Total consolidated revenues	$964,581	$640,773	$1,624,729	$1,100,871	50.5%	47.6%	55.6%	51.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the Partial Period, and there are no comparative amounts for the three and six months ended June 30, 2021.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

The tables below illustrate the overall change in the number of our Crocs Brand company-operated retail locations by reportable operating segment for the six months ended June 30, 2022:

	March 31, 2022	Opened	Closed	June 30, 2022
Company-operated retail locations:
North America	175	—	—	175
Asia Pacific	153	1	2	152
EMEALA	44	—	3	41
Total	372	1	5	368

	December 31, 2021	Opened	Closed	June 30, 2022
Company-operated retail locations:
Americas	173	2	—	175
Asia Pacific	153	2	3	152
EMEA	47	1	7	41
Total	373	5	10	368

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Digital sales as a percent of total revenues:
Crocs Brand	37.2%	36.4%	35.3%	34.7%
HEYDUDE Brand (1)	31.5%	—%	29.6%	—%
Total (2)	35.8%	36.4%	34.1%	34.7%
(1) We acquired HEYDUDE on February 17, 2022. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the Partial Period, and there are no comparative amounts for the three and six months ended June 30, 2021.
(2) For the three and six months ended June 30, 2021, the digital sales as a percent of total revenues represents the Crocs Brand.

Direct-to-consumer (“DTC”) comparable sales for the Crocs Brand are as follows:

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Direct-to-consumer comparable sales: (2)
Crocs Brand (3)	7.5%	N/A	10.7%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) In the three and six months ended June 30, 2021, as a result of the COVID-19 pandemic’s impact on 2020 sales we did not disclose DTC comparable sales, as they were not meaningful.